UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 11, 2006

Mirant Corporation

(Exact name of registrant as specified in charter)

Delaware	001-16107	58-2056305
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

1155 Perimeter Center West, Suite 100, Atlanta, Georgia		30338
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (678) 579-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On January 11, 2006, the common stock of Mirant Corporation (“Mirant”) was listed on the New York Stock Exchange.  A copy of the news release announcing the listing is attached hereto as Exhibit 99.1

The Monthly Operating Report for Mirant for the period November 1, 2005 through November 30, 2005, which was filed with the Bankruptcy Court on January 12, 2006, is attached hereto as Exhibit 99.2.

Cautionary Statement Regarding the Monthly Operating Report

The Monthly Operating Report contains financial statements and other financial information that have not been audited or reviewed by Mirant’s independent auditors and may be subject to future reconciliation or adjustments.  The Monthly Operating Report is in a format prescribed by applicable bankruptcy laws and should not be used for investment purposes.  The Monthly Operating Report contains information for periods different from those required in Mirant’s reports pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”) and that information may not be indicative of Mirant’s financial condition or operating results for the period that would be reflected in Mirant’s financial statements or its reports pursuant to the Exchange Act.  Results set forth in the Monthly Operating Report should not be viewed as indicative of future results.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Name

99.1	News release, dated January 11, 2006
99.2	Monthly Operating Report for Mirant Corporation for November 1, 2005 through November 30, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: January 12, 2006

Mirant Corporation

/s/ Thomas Legro
Thomas Legro
Senior Vice President and Controller
(Principal Accounting Officer)